Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Envirotech Vehicles, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Phillip W. Oldridge, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 22, 2023

By:	/s/ Phillip W. Oldridge

Name	Phillip W. Oldridge
Title:	Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification will not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.